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                                                                    EXHIBIT 21.0

                         SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY                                   JURISDICTION OF INCORPORATION
----------                                   -----------------------------
TRAK International, Inc.                               Delaware

Lull Lift Corporation                                  Delaware